SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                                October 31, 2007
               ------------------------------------------------
               Date of Report (date of earliest event reported)


                    BION ENVIRONMENTAL TECHNOLOGIES, INC.
             ----------------------------------------------------
             Exact name of Registrant as Specified in its Charter


         Colorado                  000-19333            84-1176672
---------------------------    ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


             641 Lexington Avenue, 17th Floor, New York, NY 10022
         ----------------------------------------------------------
         Address of Principal Executive Offices, Including Zip Code


                                (212) 758-6622
             --------------------------------------------------
             Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






ITEM 8.01  OTHER EVENTS

The Registrant participated in a press conference held on October 31, 2007 at Clarkson University, in Potsdam, New York to mark the public release of a report to the St. Lawrence County Board of Legislators entitled, "Probability of Nuisance Odors from the Proposed Feeding Operations of Bion Technologies"
("Report"). The Report was presented   by Philip K. Hopke, Ph.D., the Bayard
D. Clarkson Distinguished Professor, and Director, Center for Air Resources Engineering and Science at Clarkson University, who led the study. Dr. Hopke was joined by Stefan Grimberg, Ph.D., and Shane Rogers, Ph.D., both Assistant Professors, Department of Civil and Environmental Engineering, Clarkson University in preparation of the Report.

The Report sets forth the results of an odor modeling study commissioned by the St. Lawrence County Economic Development Council and Bion. The study evaluated the potential for nuisance odors at Bion's proposed Integrated Project in St. Lawrence County, New York, which will include an 84,000-head beef cattle finishing facility, comprised of six 14,000-head satellite farm modules, balanced with a 42 million gallon per year ethanol plant ("Project" or "Integrated Project"). The Report, based on utilization of the OFFSET planning tool utilizing details related to Bion's technology, St. Lawrence County's weather and geography and the proposed Project, concluded that Bion's proposed livestock facilities could be located within St. Lawrence County in an acceptable manner based on utilization of Bion's technology and other available mitigation methods subject to site specific review. Professor Hopke responded to questions from the press and public at the press conference.

A copy of the Report is attached hereto as Exhibit 99.1.

At the press conference, Bion released a written statement set forth at
Exhibit 99.2 hereto which includes the following:

     "Bion believes that the nuisance odor study conducted by air emissions experts at Clarkson University being released today is a thorough assessment representing good science conservatively applied."

and

     "Achieving potential nuisance odor levels acceptable to the community will require a combination of setbacks and odor mitigating activities. Bion commits to Project site selection and development consistent with the Report's nuisance odor avoidance criteria. Specifically, Bion's Project criteria will be to meet or exceed the central estimate provided by the evaluation study. The OFFSET planning tool used in this nuisance odor assessment provides assurance that the Project can be implemented with acceptable odor levels when applied as a project planning and site selection tool. As candidate Project sites are selected, additional odor impact evaluations will be performed and shared with the public."

Bion's representatives responded to questions from the press and public regarding Bion's proposed Project including questions related to the projected environmental and economic impacts. See Exhibit 99.3 below for a study by Dr. Gregory A. Gardner of Bridge Associates regarding projected economic impact. The economic impact study was commissioned by the St. Lawrence County Economic Development Council to evaluate the economic impact of Bion's proposed Integrated Project.

Bion is currently engaged in discussions with representatives of local governmental bodies in the St. Lawrence County area, including without limitation, county officials, state government agencies and authorities related to both rail and sea transportation, and local town officials. These discussions revolve around the issues related to transporting corn from the Midwest, transportation and distribution of the various components of the proposed Integrated Project and specific site locations for all aspects of the proposed Project.

Upon receiving the endorsement of St. Lawrence County, Bion intends to proceed to negotiate its infrastructure and transportation agreements related to the importation of corn from the Midwest. In addition, Bion will seek to option appropriate sites for all aspects of the Project and work with local, state and federal area representatives to secure the appropriate financial and other support necessary for the Project.

See Exhibit 99.4 for a press release from Bion related to these matters.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Businesses Acquired.

          Not Applicable.

     (b)  Pro Forma Financial Information

          Not Applicable.

     (c)  Shell Company Transactions

          Not Applicable.

     (d)  Exhibits

     Exhibit 99.1 Report - "Probability of Nuisance Odors from the Proposed Feeding Operations of Bion Technoloties."

     Exhibit 99.2    Bion statement released at Press Conference (October 31,
                     2007).

     Exhibit 99.3 Report - "Economic Impact Assessment for Proposed Bion Inc. Investments in St. Lawrence County, New York."

     Exhibit 99.4    Press Release dated November 5, 2007.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Bion Environmental Technologies, Inc.


Date:  November 5, 2007                By: /s/ Mark A. Smith
                                           Mark A. Smith, President